Exhibit 99.1

Scholastic Reports Fiscal 2019 Second Quarter Results

Second Quarter Revenue Up Led By Strong Trade Publishing Globally

NEW YORK, Dec. 20, 2018 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2019 second quarter ended November 30, 2018. The Company reported second quarter 2019 earnings per diluted share of $1.99, compared to $1.60 in the second quarter of 2018. Excluding one-time items, second quarter earnings per diluted share was $2.09 versus $1.92 in the prior year period.

Second quarter revenue was $604.7 million, an increase of 1% compared to $598.3 million in the second quarter of 2018. The impact of the new ASC 606 revenue recognition guidelines in the current fiscal year served to lower revenues by $10.8 million in the quarter. Without the impact of these new accounting guidelines, the current period's revenue would have shown an increase of 3%, as compared to the second quarter of 2018.

Operating profit in the second quarter was $98.2 million, compared to an operating profit of $107.2 million a year ago. The adoption of ASC 606 in the current fiscal year resulted in a reduction of operating profit in the current quarter of $5.6 million. Without the impact of ASC 606 and excluding one-time items, the operating profit in the second quarter was $108.5 million, compared to an operating profit of $110.9 million in the second quarter of 2018.

Net income for the current period was $71.6 million, compared to net income in the prior year period of $57.1 million, an increase of 25%, partly the result of a lower effective tax rate. Net income for the first six months of the 2019 fiscal year was $10.3 million versus a net loss of $6.6 million in the first six months of fiscal 2018, on revenue of $823.1 million compared to $787.5 million in the prior year, an increase of $35.6 million or 5%.

Richard Robinson, Scholastic Chairman, President and Chief Executive Officer commented: "Our quarter and first half results were solid, keeping us on track to achieve our operating objectives for the fiscal year, although we continue to experience rising product and fulfillment costs similar to other businesses. In the quarter, children's book revenues were up on strong performance in trade, while our school club and fair channels were on par with last year. Scholastic's trade publishing in the U.S. and across the globe once again was at the top of all the bestseller lists. Frontlist titles including Dav Pilkey's Dog Man, Harry Potter 20th Anniversary editions, and Fantastic Beasts™: The Crimes of Grindelwald, the new original screenplay by J. K. Rowling, continue to show the power of great storytellers published by Scholastic. A notable backlist title The Wonky Donkey rose to number one of all books in the U.S. with more than one million books sold in October as Scholastic responded quickly to a read-aloud video on social media that resonated with families around the world.

Mr. Robinson continued, "In education, the second quarter's results were in line with the Company's expectations with momentum in classroom magazines, classroom libraries, and professional learning. We are organizing for the second half launch of our new K-6 curriculum reading program Scholastic Literacy, bringing together our engaging book titles with proven instructional design and professional services. Our technology transformation remains on schedule with the successful introduction of three significant new digital subscription programs and platforms this quarter, as well as the continued implementation of the Company's new ERP platform."

Fiscal 2019 Outlook Affirmed

Scholastic believes it is on course to achieve its operating goals for the 2019 fiscal year and has affirmed its outlook for revenues in the range of $1.65 to $1.70 billion and earnings per diluted share, excluding one-time items, in the range of $1.60 to $1.70. The Company has also affirmed its target for Adjusted EBITDA (a non-GAAP performance measure defined in the accompanying tables and reconciled to net income) of $160 to $170 million. The Company's capital investments in technology and facilities upgrades remain on track with capital expenditures projected in the $70 to $80 million range. The Company continues to experience rising costs for product and fulfillment, which it believes it can successfully offset through cost management and pricing to achieve this earnings outlook.

Cash Flow and Cash Position

Net cash provided by operating activities was $128.5 million in the current fiscal quarter compared to $120.8 million in the second quarter of fiscal 2018. The Company had free cash flow (a non-GAAP liquidity measure defined in the accompanying tables) of $93.5 million in the current quarter, compared to free cash flow of $90.7 million a year ago.

At quarter end, the Company's cash and cash equivalents exceeded the Company's total debt by $344.6 million, compared to $376.5 million a year ago, reflecting the timing of $23.2 million of capital investment in technology, facilities, and other upgrades, as well as $11.8 million in prepublication and production costs including the planned introduction of Scholastic Literacy in early 2019.

Overall Results

As noted above, net income for the second quarter was $71.6 million compared to $57.1 million in the second quarter of 2018. Adjusted EBITDA (as defined in the accompanying tables) for the second fiscal quarter of 2019 was $123.2 million, compared to $126.7 million in the second quarter of 2018, reflecting the add-back of a non-cash partial settlement of the Company's domestic pension obligations in the prior year period, as well as higher levels of depreciation in the current period related to earlier investments in facilities and technology upgrades now in service. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Segment Results

All comparisons detailed in this section refer to operating results for the second fiscal quarter 2019 versus the second fiscal quarter 2018. The results for the second fiscal quarter of 2019 include the impact of the newly adopted revenue recognition guidelines under ASC 606. Prior period's results have not been restated. The new standard requires the Company to defer certain revenues associated with its book fairs incentive program. It also requires the Company to recognize, as a current period expense, certain previously capitalized direct response marketing costs primarily related to the classroom magazines business.

Children's Book Publishing and Distribution

In $ millions	Second Quarter
	2019	2018	$ Change	% Change
Revenue
Book Clubs	$ 101.3	$ 99.9	$ 1.4	1%
Book Fairs	229.2	231.0	(1.8)	(1%)
Trade	95.9	82.8	13.1	16%
ASC 606 accounting change	(8.5)	-	(8.5)	-
Total revenue	417.9	413.7	4.2	1%
Operating income / (loss), before accounting change	112.8	115.0	(2.2)	(2%)
ASC 606 accounting change	(6.5)	-	(6.5)	-
Operating income / (loss)	106.3	115.0	(8.7)	(8%)
Operating income / (loss), before one-time items*	106.3	115.0	(8.7)	(8%)
* Please refer to the non-GAAP financial tables attached

Second quarter revenues increased $4.2 million, or 1%, with continued growth in trade publishing propelled by frontlist bestsellers including Dav Pilkey's Dog Man: Lord of the Fleas and J. K. Rowling's Fantastic Beasts: The Crimes of Grindelwald, and the backlist sensation The Wonky Donkey. Increased teacher sponsorship in book clubs resulted in a higher number of book club events held with more teachers and parents ordering club titles on-line. While book fair count increased slightly over the prior period, fair revenue in the quarter was adversely impacted by the newly adopted ASC 606 accounting guidelines. Operating income fell by $8.7 million to $106.3 million compared to last year, primarily reflecting the lower fair revenue under ASC 606. The quarter's results were also adversely impacted by additional sales tax accruals in book clubs, as well as costs being incurred to comply with new state sales tax collection rules for clubs. Other key trade titles in the current period included, The Tales of Beedle the Bard: The Illustrated Edition, The Hunger Games Trilogy 10th anniversary editions, National Book Award Finalist Hey, Kiddo by Jarrett Krosoczka, Grenade by New York Times bestselling author Alan Gratz, and multiple titles in the Company's Klutz® line of premium book plus activity kits for kids.

Education

In $ millions	Second Quarter
	2019	2018	$ Change	% Change
Revenue	$ 71.5	$ 69.0	$ 2.5	4%
Operating income / (loss), before accounting change	5.7	3.9	1.8	46%
ASC 606 accounting change	2.6	-	2.6	-
Operating income / (loss)	8.3	3.9	4.4	113%
Operating income / (loss), before one-time items*	8.3	3.9	4.4	113%
* Please refer to the non-GAAP financial tables attached

Second quarter revenues increased $2.5 million, or 4%, mainly driven by higher sales of classroom libraries, professional services, and custom publishing. Operating income increased by $4.4 million compared to last year on higher sales and favorable marketing expenses, as well as the favorable seasonal impact of ASC 606 which saw certain costs in the Company's classroom magazines business recognized in the first fiscal quarter.

International

In $ millions	Second Quarter
	2019	2018	$ Change	% Change
Revenue, before accounting change	$ 117.6	$ 115.6	$ 2.0	2%
ASC 606 accounting change	(2.3)	-	(2.3)	-
Revenue	115.3	115.6	(0.3)	(0%)
Operating income / (loss), before accounting change	14.7	14.7	0.0	0%
ASC 606 accounting change	(1.7)	-	(1.7)	-
Operating income / (loss)	13.0	14.7	(1.7)	(12%)
Operating income / (loss), before one-time items*	13.0	14.7	(1.7)	(12%)
* Please refer to the non-GAAP financial tables attached

Second quarter revenues were $115.3 million, relatively flat with the prior year period, with improved results in the Company's trade publishing operations in major markets and the trade and education businesses in Asia, especially China, offset by the adverse impact of $4.6 million in foreign exchange in the current quarter. Without this currency impact, local revenues were up 4%. Operating income fell by $1.7 million, or 12%, compared to last year primarily reflecting the adoption of the new ASC 606 accounting standard which resulted in lower recognized revenue of $2.3 million and a corresponding $1.7 million drop in operating income in the quarter.

Overhead

In $ millions	Second Quarter
	2019	2018	$ Change	% Change
Overhead expense	$ 29.4	$ 26.4	$ (3.0)	(11%)
Overhead expense, excluding one-time items*	24.7	22.7	(2.0)	(9%)
* Please refer to the non-GAAP financial tables attached

Second quarter overhead expense was $24.7 million, or 9% higher than overhead expense in the second quarter of 2018, excluding one-time items of $4.7 million and $3.7 million in each period, respectively. The higher overhead, excluding one-time items, in the current period is primarily due to higher depreciation expense for building and technology upgrades now in service, as well as higher non-capitalized costs incurred for certain technology upgrades and improvements.

One-Time Items

Non-recurring items reflected in the Company's pre-tax operating results for the second quarter totaled $4.7 million and included $4.3 million for a proposed settlement and resolution of a legacy sales tax assessment, and $0.4 million in pretax severance expense associated with the Company's cost reduction programs. The Company's second quarter results also include a one-time tax charge of $0.2 million related to the re-measurement of its U.S. deferred tax balance. Non-recurring items in the prior year period totaled $3.7 million primarily for one-time severance expense. The prior year period also included a $15.4 million non-cash partial settlement charge below the operating line related to the termination of the Company's U.S. defined benefit pension plan.

Year-to-Date Results

For the first half of fiscal 2019, revenue was $823.1 million, compared to $787.5 million in the prior year period, an increase of $35.6 million, or 5%. The Company reported income per diluted share in the first half of the fiscal year of $0.29, compared to a loss per diluted share of $0.19 a year ago. Excluding one-time items of $0.11 and $0.46 per diluted share, respectively, the Company's earnings per diluted share from continuing operations was $0.40 in the first six months of fiscal 2019 versus $0.27 in the prior year period. The favorable current period's results are mainly attributable to robust trade sales globally in the first half of fiscal 2019 including titles in the bestselling Dog Man series by Dav Pilkey and Harry Potter 20th anniversary related publishing in the U.S. and Canada.

Adjusted EBITDA (as defined) for the first six months of fiscal 2019 was $58.7 million, compared to $48.6 million in the first six months of fiscal 2018, an increase of $10.1 million, or 21%, and primarily the result of higher reported earnings and higher depreciation and amortization in the current year period.

Net cash provided by operating activities was $39.5 million in the first six months of the current fiscal year compared to $28.4 million in the same period last year. The Company had a free cash use (as defined) of $32.4 million in the current fiscal year-to-date, compared to a free cash use of $40.3 million in the prior year period. The current year-to-date's free cash use includes $51.3 million in capital expenditures and $20.6 million in net prepublication and production spend.

Other Financial Results

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the third quarter of fiscal 2019. The dividend is payable on March 15, 2019 to shareholders of record as of the close of business on January 31, 2019.

Additional Information

To supplement the financial statements presented in accordance with GAAP, the Company includes certain non-GAAP calculations and presentations, including, as indicated, "Adjusted EBITDA" and "Free Cash Flow". Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items, the use of non-GAAP financial measures, and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, December 20, 2018. Scholastic's Chairman, President and CEO, Richard Robinson, and Ken Cleary, the Company's CFO, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 2376004. The recording will be available through Friday, December 28, 2018.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes quality books and ebooks, print and technology-based learning programs for pre-K to grade 12 and other products and services that support children's learning and literacy both in school and at home. With 14 international operations and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail and online. True to its mission of 98 years to encourage the personal and intellectual growth of all children beginning with literacy, the Company has earned a reputation as a trusted partner to educators and families. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

					Table 1
Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	11/30/18	11/30/17	11/30/18	11/30/17

Revenues	$604.7	$598.3	$823.1	$787.5

Operating costs and expenses:
Cost of goods sold	262.4	253.6	387.7	369.2
Selling, general and administrative expenses (1)	227.0	223.4	389.3	381.0
Bad debt expense	2.7	4.3	4.1	6.2
Depreciation and amortization	14.4	9.8	27.6	19.0
Asset impairments (2)	-	-	-	6.7

Total operating costs and expenses	506.5	491.1	808.7	782.1

Operating income (loss)	98.2	107.2	14.4	5.4

Interest income (expense), net	0.5	-	1.3	0.3
Other components of net periodic benefit (cost) (3)	(0.3)	(15.5)	(0.7)	(15.6)

Earnings (loss) before income taxes	98.4	91.7	15.0	(9.9)

Provision (benefit) for income taxes (4)	26.8	34.6	4.7	(3.3)

Net income (loss)	$71.6	$57.1	$10.3	($6.6)

Basic and diluted earnings (loss) per share of Class A and Common Stock (5)
Basic	$2.03	$1.63	0.29	(0.19)
Diluted	$1.99	$1.60	0.29	(0.19)

Basic weighted average shares outstanding	35,241	35,034	35,165	35,114
Diluted weighted average shares outstanding	35,863	35,588	35,809	35,739

(1)

In the three and six months ended November 30, 2018, the Company recognized a $4.3 pretax charge related to a proposed settlement of a legacy sales tax assessment and pretax severance of $0.4 and $0.9, respectively. In the three and six months ended November 30, 2017, the Company recognized pretax severance and stock compensation charges of $3.7 and $5.3, respectively.

(2)	In the six months ended November 30, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.
(3)	In the three and six months ended November 30, 2017, the Company recognized a $15.4 pretax charge related to a partial settlement of the Company's domestic defined benefit pension plan.
(4)

In the three and six months ended November 30, 2018, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $1.3 and $1.4, respectively, partially offset by $0.2 and $0.2, respectively, of income tax provision related to the remeasurement of the Company's U.S. deferred tax balance in connection with the passage of the Tax Cuts and Jobs Act of 2017.  In the three and six months ended November 30, 2017, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $7.7 and $11.0, respectively.

(5)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

									Table 2
Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	11/30/18	11/30/17	Change		11/30/18	11/30/17	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$101.3	$99.9	$1.4	1%	$110.4	$107.9	$2.5	2%
Book Fairs	220.7	231.0	(10.3)	(4%)	245.9	243.1	2.8	1%
Consolidated Trade	95.9	82.8	13.1	16%	157.3	131.6	25.7	20%
Total revenue	417.9	413.7	4.2	1%	513.6	482.6	31.0	6%
Operating income (loss)	106.3	115.0	(8.7)	(8%)	60.3	56.1	4.2	7%
Operating margin	25.4%	27.8%			11.7%	11.6%

Education
Revenue	71.5	69.0	2.5	4%	119.4	111.9	7.5	7%
Operating income (loss)	8.3	3.9	4.4	113%	(6.6)	(8.6)	2.0
Operating margin	11.6%	5.7%			-	-

International
Revenue	115.3	115.6	(0.3)	(0%)	190.1	193.0	(2.9)	(2%)
Operating income (loss)	13.0	14.7	(1.7)	(12%)	11.0	11.9	(0.9)	(8%)
Operating margin	11.3%	12.7%			5.8%	6.2%

Overhead expense	29.4	26.4	(3.0)	(11%)	50.3	54.0	3.7	7%

Operating income (loss)	$98.2	$107.2	($9.0)	(8%)	$14.4	$5.4	$9.0	167%

						Table 3
Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items

		11/30/18	11/30/17

Continuing Operations
	Cash and cash equivalents	$358.1	$387.8
	Accounts receivable, net	377.3	262.4
	Inventories, net	365.6	355.7
	Accounts payable	250.3	222.1
	Accrued royalties	58.5	46.9
	Lines of credit, short-term debt and current portion of long-term debt	13.5	11.3
	Long-term debt, excluding current portion	-	-
	Total debt	13.5	11.3
	Total capital lease obligations	10.8	7.8
	Net debt (1)	(344.6)	(376.5)

Total stockholders' equity		1,284.6	1,302.7

Selected Cash Flow Items

		THREE MONTHS ENDED		SIX MONTHS ENDED
		11/30/18	11/30/17	11/30/18	11/30/17

	Net cash provided by (used in) operating activities	$128.5	$120.8	$39.5	$28.4
	Less: Additions to property, plant and equipment	23.2	21.3	51.3	54.0
	Pre-publication and production costs	11.8	8.8	20.6	14.7

	Free cash flow (use) (2)	$93.5	$90.7	($32.4)	($40.3)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and prepublication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

							Table 4
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	11/30/18	items	One-time items	11/30/17	items	One-time items

Revenues	$604.7	$0.0	$604.7	$598.3	$0.0	$598.3

Operating costs and expenses:
Cost of goods sold	262.4	-	262.4	253.6	-	253.6
Selling, general and administrative expenses (1)	227.0	(4.7)	222.3	223.4	(3.7)	219.7
Bad debt expense	2.7	-	2.7	4.3	-	4.3
Depreciation and amortization	14.4	-	14.4	9.8	-	9.8
Asset impairments (2)	-	-	-	-	-	-

Total operating costs and expenses	506.5	(4.7)	501.8	491.1	(3.7)	487.4

Operating income (loss)	98.2	4.7	102.9	107.2	3.7	110.9

Interest income (expense), net	0.5	-	0.5	-	-	-
Other components of net periodic benefit (cost) (3)	(0.3)	-	(0.3)	(15.5)	15.4	(0.1)

Earnings (loss) before income taxes	98.4	4.7	103.1	91.7	19.1	110.8

Provision (benefit) for income taxes (4)	26.8	1.1	27.9	34.6	7.7	42.3

Net income (loss)	$71.6	$3.6	$75.2	$57.1	$11.4	$68.5

Diluted earnings (loss) per share	$1.99	$0.10	$2.09	$1.60	$0.32	$1.92

	SIX MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	11/30/18	items	One-time items	11/30/17	items	One-time items

Revenues	$823.1	$0.0	$823.1	$787.5	$0.0	$787.5

Operating costs and expenses:
Cost of goods sold	387.7	-	387.7	369.2	-	369.2
Selling, general and administrative expenses (1)	389.3	(5.2)	384.1	381.0	(5.3)	375.7
Bad debt expense	4.1	-	4.1	6.2	-	6.2
Depreciation and amortization	27.6	-	27.6	19.0	-	19.0
Asset impairments (2)	-	-	-	6.7	(6.7)	-

Total operating costs and expenses	808.7	(5.2)	803.5	782.1	(12.0)	770.1

Operating income (loss)	14.4	5.2	19.6	5.4	12.0	17.4

Interest income (expense), net	1.3	-	1.3	0.3	-	0.3
Other components of net periodic benefit (cost) (3)	(0.7)	-	(0.7)	(15.6)	15.4	(0.2)

Earnings (loss) before income taxes	15.0	5.2	20.2	(9.9)	27.4	17.5

Provision (benefit) for income taxes (4)	4.7	1.2	5.9	(3.3)	11.0	7.7

Net income (loss)	$10.3	$4.0	$14.3	($6.6)	$16.4	$9.8

Diluted earnings (loss) per share	0.29	0.11	0.40	(0.19)	0.46	0.27

(1)

In the three and six months ended November 30, 2018, the Company recognized a $4.3 pretax charge related to a proposed settlement of a legacy sales tax assessment and pretax severance of $0.4 and $0.9, respectively. In the three and six months ended November 30, 2017, the Company recognized pretax severance and stock compensation charges of $3.7 and $5.3, respectively.

(2)	In the six months ended November 30, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.
(3)	In the three and six months ended November 30, 2017, the Company recognized a $15.4 pretax charge related to a partial settlement of the Company's domestic defined benefit pension plan.
(4)

In the three and six months ended November 30, 2018, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $1.3 and $1.4, respectively, partially offset by $0.2 and $0.2, respectively, of income tax provision related to the remeasurement of the Company's U.S. deferred tax balance in connection with the passage of the Tax Cuts and Jobs Act of 2017.  In the three and six months ended November 30, 2017, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $7.7 and $11.0, respectively.

			Table 5
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED
	11/30/18	11/30/17

Earnings (loss) before income taxes as reported	$98.4	$91.7
One-time items before income taxes	4.7	19.1
Earnings (loss) before income taxes excluding one-time items	103.1	110.8

Interest (income) expense	(0.5)	0.0
Depreciation and amortization (1)	15.1	10.5
Amortization of prepublication and production costs	5.5	5.4

Adjusted EBITDA (2)	$123.2	$126.7

	SIX MONTHS ENDED
	11/30/18	11/30/17

Earnings (loss) before income taxes as reported	$15.0	($9.9)
One-time items before income taxes	$5.2	$27.4
Earnings (loss) before income taxes excluding one-time items	20.2	17.5

Interest (income) expense	(1.3)	(0.3)
Depreciation and amortization (1)	29.1	20.5
Amortization of prepublication and production costs	10.7	10.9

Adjusted EBITDA (2)	$58.7	$48.6

(1)

For the three and six months ended November 30, 2018, amounts include depreciation of $0.7 and $1.4, respectively, recognized in cost of goods sold and amortization of deferred financing costs of $0.0 and $0.1, respectively.  In the three and six months ended November 30, 2017, amounts include depreciation of $0.6 and $1.3, respectively, recognized in cost of goods sold and amortization of deferred financing costs of $0.1 and $0.2, respectively.

(2)

Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization.  The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

								Table 6
Scholastic Corporation
Segment Results - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		11/30/18	items	One-time items	11/30/17	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$101.3		$101.3	$99.9		$99.9
	Book Fairs	220.7		220.7	231.0		231.0
	Consolidated Trade	95.9		95.9	82.8		82.8
	Total revenue	417.9		417.9	413.7		413.7
	Operating income (loss)	106.3	-	106.3	115.0	-	115.0
	Operating margin	25.4%		25.4%	27.8%		27.8%

	Education
	Revenue	71.5		71.5	69.0		69.0
	Operating income (loss)	8.3	-	8.3	3.9	-	3.9
	Operating margin	11.6%		11.6%	5.7%		5.7%

	International
	Revenue	115.3		115.3	115.6		115.6
	Operating income (loss)	13.0	-	13.0	14.7	-	14.7
	Operating margin	11.3%		11.3%	12.7%		12.7%

	Overhead expense (1)	29.4	(4.7)	24.7	26.4	(3.7)	22.7

	Operating income (loss)	$98.2	$4.7	$102.9	$107.2	$3.7	$110.9

		SIX MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		11/30/18	items	One-time items	11/30/17	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$110.4		$110.4	$107.9		$107.9
	Book Fairs	245.9		245.9	243.1		243.1
	Consolidated Trade	157.3		157.3	131.6		131.6
	Total revenue	513.6		513.6	482.6		482.6
	Operating income (loss)	60.3	-	60.3	56.1	-	56.1
	Operating margin	11.7%		11.7%	11.6%		11.6%

	Education
	Revenue	119.4		119.4	111.9		111.9
	Operating income (loss)	(6.6)	-	(6.6)	(8.6)	-	(8.6)
	Operating margin	-		-	-		-

	International
	Revenue	190.1		190.1	193.0		193.0
	Operating income (loss)	11.0	-	11.0	11.9	-	11.9
	Operating margin	5.8%		5.8%	6.2%		6.2%

	Overhead expense (1)	50.3	(5.2)	45.1	54.0	(12.0)	42.0

	Operating income (loss)	$14.4	$5.2	$19.6	$5.4	$12.0	$17.4

(1)

In the three and six months ended November 30, 2018, the Company recognized a $4.3 pretax charge related to a proposed settlement of a legacy sales tax assessment and pretax severance of $0.4 and $0.9, respectively. In the three and six months ended November 30, 2017, the Company recognized pretax severance and stock compensation charges of $3.7 and $5.3, respectively. In the six months ended November 30, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.

					Table 7
Scholastic Corporation
Segment Results - Supplemental
Impact of ASC 606 Accounting Adoption
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
				Excluding
		Reported	Accounting	Accounting
		11/30/18	Adoption (1)	Adoption

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$101.3	$0.0	$101.3
	Book Fairs	220.7	8.5	229.2
	Consolidated Trade	95.9	-	95.9
	Total revenue	417.9	8.5	426.4
	Operating income (loss)	106.3	6.5	112.8
	Operating margin	25.4%		26.5%

	Education
	Revenue	71.5	-	71.5
	Operating income (loss)	8.3	(2.6)	5.7
	Operating margin	11.6%		8.0%

	International
	Revenue	115.3	2.3	117.6
	Operating income (loss)	13.0	1.7	14.7
	Operating margin	11.3%		12.5%

	Overhead expense	29.4	-	29.4

	Operating income (loss)	$98.2	$5.6	$103.8

		SIX MONTHS ENDED
				Excluding
		Reported	Accounting	Accounting
		11/30/18	Adoption (1)	Adoption

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$110.4	$0.0	$110.4
	Book Fairs	245.9	(3.5)	242.4
	Consolidated Trade	157.3	-	157.3
	Total revenue	513.6	(3.5)	510.1
	Operating income (loss)	60.3	(1.8)	58.5
	Operating margin	11.7%		11.5%

	Education
	Revenue	119.4	-	119.4
	Operating income (loss)	(6.6)	0.6	(6.0)
	Operating margin	-		-

	International
	Revenue	190.1	1.8	191.9
	Operating income (loss)	11.0	1.6	12.6
	Operating margin	5.8%		6.6%

	Overhead expense	50.3	-	50.3

	Operating income (loss)	$14.4	$0.4	$14.8

(1)	Amounts represent the impact of the adoption of ASC 606 - Revenue from Contracts with Customers in the current fiscal year.

SCHL: Financial

CONTACT: Scholastic Corporation, Investors: Gil Dickoff, (212) 343-6741, investor_relations@scholastic.com; Media: Anne Sparkman, (212) 343-6657, asparkman@scholastic.com;